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                                                                  Exhibit 23.2


                       CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the inclusion in this registration statement on Form S-1 (to register Common Stock) of our report dated February 12, 1999, on our audits of the consolidated financial statements and financial statement schedule of WESCO International, Inc. and subsidiaries. We also consent to the references to our firm under the captions "Experts" and "Selected Historical Consolidated Financial Data."


                                                   /s/ PricewaterhouseCoopers


600 Grant Street
Pittsburgh, Pennsylvania
March 3, 1999